UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

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☐    Preliminary Proxy Statement

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☐    Definitive Proxy Statement

☒    Definitive Additional Materials

☐    Soliciting Material Pursuant to §240.14a-12

Prudential Financial, Inc.

(Name of Registrant as Specified In Its Charter)

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Prudential Financial, Inc.

Annual Meeting of Shareholders

May 8, 2007 at 2:00 p.m. ET

Prudential’s Corporate Headquarters

751 Broad Street

Newark, New Jersey

Proxy Login Details

Control Number: 000000

Holder Account Number: C0000000000

Proxy Access Number: 0000

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Your Prudential Financial, Inc. proxy statement and annual report are now available for viewing online. You may also vote your shares for the 2007 Annual Shareholder Meeting using the directions provided below.

2006 Annual Report Printer Friendly Version (PDF)

http://www3.prudential.com/annualreport/report2007/annual/images/Prudential_AR2006.pdf

2006 Annual Report User Friendly Version (HTML)

http://www3.prudential.com/annualreport/report2007/annual/

2007 Proxy Statement Printer Friendly Version (PDF)

http://www3.prudential.com/annualreport/report2007/Pru2007ProxyV2/images/Prudential_Proxy2007.pdf

2007 Proxy Statement User Friendly Version (HTML)

http://www3.prudential.com/annualreport/report2007/Pru2007ProxyV2/

To cast your vote, please logon to the Internet and go to http://www.investorvote.com and follow the on-screen instructions. You will be prompted to enter the proxy login details provided above. Votes submitted through this site must be received by 11:59 p.m. ET, May 7, 2007.

Thank you for viewing the 2007 Prudential Financial, Inc. Annual Meeting Materials and for submitting your very important vote.

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